UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 6, 2018

IMMUNE DESIGN CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36561	26-2007174
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Eastlake Ave. E., Suite 310 Seattle, Washington	98102
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (206) 682-0645

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.02.	Termination of Material Definitive Agreement.

On December 6, 2018, Immune Design Corp. (the “Company”) received written notice from Sanofi US Services, Inc., as the assignee of Aventis Inc. (“Sanofi”), that Sanofi has elected to terminate the License Agreement by and between the Company and Sanofi, dated as of August 6, 2014 (the “License Agreement”). The termination of the License Agreement will be effective on June 6, 2019 (the “Termination Date”), unless otherwise agreed by the parties, and is the result of a portfolio prioritization by Sanofi. The termination is unrelated to the Company’s collaboration with Sanofi Pasteur, the vaccines division of Sanofi, for the development of a herpes simplex virus (“HSV”) immune therapy, which remains active and is ongoing.

Under the terms of the License Agreement, the Company granted Sanofi an exclusive license for the use of the Company’s GLAAS platform to research, develop and commercialize products to treat peanut allergy. Under the terms of the License Agreement, Sanofi paid the Company an upfront payment of $3.5 million in 2014. The License Agreement also provided for payments of up to $168.0 million based upon the attainment of certain development and commercialization milestones and tiered royalties on sales of approved products. The Company recognized no milestone revenue under this agreement for the nine months ended September 30, 2018. Specified provisions of the License Agreement survive the Termination Date in accordance with the terms of the License Agreement, such as confidentiality and indemnification obligations, ownership of intellectual property and limitations on liability.

The foregoing is only a summary of the material terms of the License Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, which was filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q/A (File No. 001-36561), as filed with the Securities and Exchange Commission on May 3, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE DESIGN CORP.

By:	/s/ Carlos Paya, M.D., Ph.D.
Carlos Paya, M.D., Ph.D.
President and Chief Executive Officer

Dated: December 7, 2018